FOR MORE INFORMATION:

Charles Lynch

Senior Vice President, Finance and Strategy

954-384-0175, x 5692

charles.lynch@pediatrix.com

FOR IMMEDIATE RELEASE

Pediatrix Board Appoints Sylvia Young as Independent Director

FORT LAUDERDALE, Fla., May 4, 2023 – Pediatrix Medical Group, Inc. (NYSE: MD), the nation’s leading provider of highly specialized health care for women, children and babies, today announced that its board of directors has appointed Sylvia Young, a recognized leader in healthcare and long-term healthcare executive, as an independent director, effective May 12, 2023.

Ms. Young, a veteran of hospital administration since 1985, most recently served as President and CEO of the HCA Continental Division, a multi-state regional healthcare system that is part of Hospital Corporation of America (HCA). Prior to her appointment to the Denver-based Division headquarters, Ms. Young served as President of HCA’s Sunrise Health System, including Sunrise Hospital and Medical Center, Sunrise Children’s Hospital, MountainView Hospital and Southern Hills Hospital, as well as four ambulatory surgery centers in Las Vegas, NV. Ms. Young retired from HCA in March 2023.

“Sylvia’s comprehensive knowledge of the healthcare landscape and her commitment to women and children’s services will allow her to provide valuable counsel to both our board of directors and the entire Pediatrix organization,” said Dr. Jim Swift, Chief Executive Officer.

“Sylvia will be a great addition to our board. Her background, skills and deep knowledge of our company and what we do will be very beneficial to Pediatrix,” said Mark S. Ordan, Executive Chair, and Guy Sansone, Lead Independent Director, of the Pediatrix Board of Directors. “We are excited to welcome a true leader in our sector as we continue to focus on delivering long-term value for our stakeholders and taking great care of our patients.”

"I've had the pleasure, while in my former role at HCA, of seeing first-hand the exceptional care that Pediatrix provides and how they bring the company’s mission to life every day," said Sylvia Young. "I am humbled and honored to join the Pediatrix board."

In 2022, Ms. Young was named as one of the “2022 Top Women to Watch in Healthcare” by Modern Healthcare Magazine. She currently serves as an independent director on the board of Lincoln Educational Services Corporation.

ABOUT PEDIATRIX MEDICAL GROUP

Pediatrix® Medical Group, Inc. (NYSE:MD) is the nation’s leading provider of physician services. Pediatrix-affiliated clinicians are committed to providing coordinated, compassionate and clinically excellent services to women, babies and children across the continuum of care, both in hospital settings and office-based practices. Specialties include obstetrics, maternal-fetal medicine and neonatology complemented by more than 20 pediatric subspecialties, as well as pediatric primary and urgent care clinics. The group’s high-quality, evidence-based care is bolstered by significant investments in research, education, quality-improvement and safety initiatives. The physician-led company was founded in 1979 as a single neonatology practice and today provides its highly specialized and often critical care services through more than 5,000 affiliated physicians and other clinicians in 37 states. To learn more about Pediatrix, visit www.pediatrix.com or follow us on Facebook, Instagram, LinkedIn, Twitter and the Pediatrix blog. Investment information can be found at www.pediatrix.com/investors.

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the Company’s transition to a third-party revenue cycle management provider; the impact of surprise billing legislation; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential healthcare reform; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the COVID-19 pandemic on the Company and its financial condition and results of operations; the impact of the divestiture of the Company’s anesthesiology and radiology medical groups; the impact of management transitions; the timing and contribution of future acquisitions or organic growth initiatives; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.

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